Exhibit 5.1

October 28, 2015

Board of Directors
Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel for Bank of Hawaii Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares (the “Shares”) of Common Stock that may be issued or sold pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have further assumed that the form of certificates representing the Common Stock to be issued pursuant to the Plan will conform with the applicable requirements of the general corporation law of the State of Delaware and the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended. In addition, we have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors of the Company or any committees thereof that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meeting.
In connection with this letter, we have concerned ourselves solely with the application of the general corporation law of the State of Delaware and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction. With respect to the general corporation laws of the State of Delaware, we have relied exclusively on the latest standard compilations of such laws as reproduced in commonly accepted unofficial publications available to us. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel.
For purposes of this opinion letter, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.
Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above and that there are sufficient authorized but unissued or treasure shares of Common Stock available at the time of issuance or sale, we are of the opinion that the Shares, when issued or sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
The opinions contained in this letter are given as of the date hereof and has been prepared for use in connection with the Registration Statement. We render no opinion as to any matter brought to our attention subsequent to the date hereof. This letter is given for the sole benefit of the Company and does not address any matters other than those expressly addressed herein. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Lane Powell PC
LANE POWELL PC

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